Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation (the “Corporation”) hereby constitutes and appoints WILLIAM A. WULFSOHN, PETER J. GANZ and ISSA O. YESUFU, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, as attorneys-in-fact on behalf of the undersigned and in the undersigned’s name, place and stead, as a Director or an Officer of the Corporation: (i) to sign the Registration Statement under the Securities Act of 1933, as amended, on Form S-8, any amendments thereto, and all post-effective amendments and supplements to the Registration Statement for the registration of the Corporation’s securities; and  (ii) to file the Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Dated: April 28, 2015

/s/ William A. Wulfsohn	/s/ Vada O. Manager
William A. Wulfsohn, Chairman of the Board and	Vada O. Manager, Director
Chief Executive Officer (Principal Executive Officer)

/s/ J. Kevin Willis	/s/ Barry W. Perry
J. Kevin Willis, Senior Vice President	Barry W. Perry, Director
and Chief Financial Officer (Principal Financial Officer)

/s/ J. William Heitman
J. William Heitman, Vice President	Mark C. Rohr, Director
and Controller (Principal Accounting Officer)

/s/ Brendan M. Cummins	/s/ George A. Schaefer, Jr.
Brendan M. Cummins, Director	George A. Schaefer, Jr., Director

/s/ Janice J. Teal
Roger W. Hale, Director	Janice J. Teal, Director

/s/ Stephen F. Kirk
Stephen F. Kirk, Director	Michael J. Ward, Director